                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         COVEST BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                 March 24, 1998

Dear Fellow Stockholder:

    On behalf of the Board of Directors and management of CoVest Bancshares, Inc., I cordially invite you to attend the sixth Annual Meeting of Stockholders of CoVest Bancshares, Inc. to be held at 10:00 a.m. on Tuesday, April 28, 1998, at the Casa Royale Banquets located at 783 Lee Street, Des Plaines, Illinois. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement discuss the business to be conducted at the meeting. A copy of the Company's 1997 Annual Report and Form 10-K are also in this booklet. At the meeting we shall report on Company operations and the outlook for the year ahead.

    Your Board of Directors has nominated three persons to serve as Class III directors, each of whom are incumbent directors. The Company's management has selected and recommends that you ratify the selection of Crowe, Chizek and Company LLP to continue as the Company's independent public accountants for the year ending December 31, 1998.

    We recommend that you vote your shares for the director nominees and in favor of the proposal.

    I encourage you to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND, HOWEVER, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will ensure that your shares are represented at the meeting.

    If you have any questions concerning these matters, please do not hesitate to contact me at (847) 294-6500. We look forward with pleasure to seeing and visiting with you at the meeting.

                                          Very truly yours,

                                          COVEST BANCSHARES, INC.

                                          Larry G. Gillie
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 28, 1998

                            ------------------------

TO THE HOLDERS OF COMMON STOCK OF COVEST BANCSHARES, INC.

    Notice is hereby given that the Annual Meeting of Stockholders of CoVest Bancshares, Inc. (the "Company") will be held at the Casa Royale Banquets located at 783 Lee Street, Des Plaines, Illinois, on Tuesday, April 28, 1998 at 10:00 a.m., for the purpose of considering and voting upon the following matters:

    1.  the election of three (3) Class III directors of the Company.

    2. the ratification of the appointment of Crowe, Chizek and Company LLP as auditors for the Company for the fiscal year ending December 31, 1998.

    3. the transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

    The Board of Directors is not aware of any other business to come before the meeting. Stockholders of record at the close of business on March 5, 1998, are the stockholders entitled to vote at the meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors

                                          Larry G. Gillie
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Des Plaines, Illinois
March 24, 1998

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of CoVest Bancshares, Inc. (the "Company") of proxies to be used at the meeting which will be held at the Casa Royale Banquets, located at 783 Lee Street, Des Plaines, Illinois, on Tuesday, April 28, 1998 at 10:00 a.m., and all adjournments or postponements of the meeting. The Proxy Statement and the accompanying Notice of Meeting and Proxy are first being mailed to holders of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") on or about March 24, 1998. Certain of the information in the Proxy Statement relates to CoVest Banc, N.A., Des Plaines, Illinois (the "Bank"), a wholly owned subsidiary of the Company.

VOTING RIGHTS AND PROXY INFORMATION

    All shares of Common Stock represented at the meeting by properly executed proxies received prior to or at the meeting, and not revoked, will be voted at the meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and for adoption of the proposals set forth in this Proxy Statement. A majority of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum.

    Only holders of record of the Common Stock at the close of business on March 5, 1998 will be entitled to vote at the meeting and at all adjournments or postponements of the meeting. On March 5, 1998, the Company had 4,358,893 shares of Common Stock outstanding. Directors are elected by a plurality of the votes cast in person or by proxy with a quorum present. For all other matters, the affirmative vote of a majority of the votes cast in person or by proxy with a quorum present shall constitute stockholder approval. Abstentions and broker "non-votes" will be considered in determining the presence of a quorum but will not affect the vote required for approval of the proposal or the election of directors.

    The Company does not know of any matters, other than as described in the Notice of Meeting, that are to come before the meeting. If any other matters are properly presented at the meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

    The Board of Directors would like to have all stockholders represented at the meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) duly executing and delivering to the Secretary of the Company a later dated proxy relating to the same shares prior to the exercise of such proxy, (ii) filing with the Secretary of the Company at or before the meeting a written notice of revocation bearing a later date than the proxy, or (iii) attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Mr. Paul A. Larsen, Corporate Secretary, at 749 Lee Street, Des Plaines, Illinois, 60016.

                             ELECTION OF DIRECTORS

    At the Annual Meeting of the Stockholders to be held on Tuesday, April 28, 1998, the stockholders will be entitled to elect three (3) Class III directors for a term expiring in 2001. The directors of the Company are divided into three classes having staggered terms of three years. Each of the nominees for election as Class III directors are incumbent directors. The Company has no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

    Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting, including the age, year first elected a director and business experience of each during the previous five years. The nominees, if elected at the Annual Meeting of Stockholders, will serve as Class III directors for three year terms expiring in 2001. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

                                    NOMINEES

                                                                       DIRECTOR OF THE
                                    PRESENT POSITION WITH THE          COMPANY OR THE
NAME AND AGE                          COMPANY AND THE BANK               BANK SINCE
---------------------------  ---------------------------------------  -----------------
CLASS III
(Term Expires 2001)

Gerald T. Niedert            Vice Chairman and Director of the                 1987
(Age 52)                     Company and of the Bank

Thomas TenHoeve              Director of the Company and of the Bank           1987
(Age 62)

David B. Speer               Director of the Company and of the Bank           1997
(Age 46)

                                 CONTINUING DIRECTORS

CLASS I
(Term Expires 1999)

George T. Drost              Director of the Company and of the Bank           1987
(Age 51)

David M. Miller              Director of the Company and of the Bank           1996
(Age 48)

CLASS II
(Term Expires 2000)

John A. Flink                Director of the Company and of the Bank           1984
(Age 70)

Larry G. Gillie              President, Chief Executive Officer and            1994
(Age 57)                     Director of the Company and of the Bank

Frank A. Svoboda, Jr.        Director of the Company and Chairman of           1973
(Age 64)                     the Board of the Bank

    Mr. Donald J. Cameron, who is currently a Class III director, is not standing for re-election at the Annual Meeting. The Company has not selected a replacement for Mr. Cameron. All of the Company's directors will hold office for the terms indicated, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between the Company and any other person pursuant to which any of the Company's directors have been selected for their respective positions.

BIOGRAPHICAL DATA

    The principal occupation of each director is set forth below. Each director has held his present position for at least five years unless otherwise indicated.

    DONALD J. CAMERON has been the Company's Chairman of the Board since its formation in 1992. He also served as the Company's President and Chief Executive Officer from its formation through February 28, 1994. He served as President of the Bank from January 1984 through February 28, 1994, and previously served as Vice President of the Bank from January 1974. Mr. Cameron is retiring from the Board of Directors as of the date of the Annual Meeting.

    GEORGE T. DROST is a partner in the law firm of Drost & Kivlahan, Ltd., Arlington Heights. Mr. Drost is also an Adjunct Professor at the John Marshall Law School in Chicago, Illinois, and currently serves as a director of the Advocate Charitable Foundation, which is an affiliate of Advocate Health Care, Oak Brook, Illinois, Uhlich Children's Home, Chicago, Illinois, and the Lutheran Foundation, an affiliate of the Lutheran Home and Services for the Aged, Arlington Heights, Illinois.

    JOHN A. FLINK retired in 1990 as General Manager, Band Tools, of the DoALL Company, an international machine tool distributor and industrial supplier located in Des Plaines, Illinois, after serving in various marketing and advertising capacities there since 1963.

    LARRY G. GILLIE became the Company's President and Chief Executive Officer on March 1, 1994, after serving as the Company's Executive Vice President since its formation. Having served as President of the Northbrook Bank in Northbrook, Illinois from 1979 to 1986, Mr. Gillie joined the Bank in 1987. He became Executive Vice President on January 17, 1990 and then President, Chief Executive Officer and a director of the Bank on March 1, 1994.

    DAVID M. MILLER currently serves as Senior Vice President/Professional Services for Comdisco, Inc., a provider of technology solutions with offices in Rosemont, Illinois. Mr. Miller joined that company in 1988 and has served as, Vice President, Marketing Business System Manager and Capital Equipment Group Director. Prior to joining Comdisco, Inc., he was Regional Financial Services Manager for Storage Tek Corporation in the midwest region and a former Vice President/Sales for Sanwa Business Credit.

    GERALD T. NIEDERT is currently Vice President/Business Development of Dedicated Transportation, Inc., a truck transportation company located in Elk Grove Village, Illinois. From 1986 to 1991, Mr. Niedert was Vice President/Sales with Leaseway Transportation Corp., a truck transportation company headquartered in Cleveland, Ohio. Prior to 1986, Mr. Niedert was the Executive Vice President of Niedert Terminals, Inc.

    DAVID B. SPEER is a 20 year veteran of Illinois Tool Works, Inc., a multinational manufacturer of industrial systems. In October, 1995, Mr. Speer was elected Executive Vice President of its worldwide construction products and finishing systems segments. He is a member of the American Marketing Association and American Management Association.

    FRANK A. SVOBODA, JR. is the Chairman of the Board of the Bank. Mr. Svoboda was the owner of Svoboda's Mens Wear, Inc., a retail mens clothier located in Des Plaines, Illinois until 1995.

    THOMAS TENHOEVE, PH.D. retired in 1995 after having served for the previous eleven years as President of Oakton Community College, a community college with over 24,000 students on two campuses and 62 other locations located in the north and northwest suburbs of Chicago.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    During 1997, the Board of Directors held 12 meetings. No director attended fewer than 75% of the total number of meetings of the Board of Directors of the Company held during 1997 and the total number of meetings held by all committees of the Board on which any such director served during 1997. The Board of Directors of the Company has standing audit/compliance, compensation and nominating committees.

    The Audit/Compliance Committee consists of Messrs. TenHoeve (Chair), Cameron, Neidert, Speer and Svoboda. The Audit/Compliance Committee reviews audit reports and related matters to ensure effective compliance with regulations and internal policies and procedures. This committee also approves the accounting firm selected by management to perform the Company's and Bank's annual audit and acts as the liaison between the auditors and the Board. Mr. Gillie serves EX OFFICIO on this committee. During 1997, the Audit/Compliance Committee met three times.

    The Compensation Committee consists of Messrs. Drost (Chair), Flink, Neidert and Svoboda. The Compensation Committee meets to review the performance, salary and other compensation of the Chief Executive Officer and recommends adjustments. During 1997, the Compensation Committee met two times.

    The Nominating Committee is chaired by Mr. Svoboda and consists of all members of the Board of Directors of the Company. This committee recommends to the Board of Directors of the Company nominees for election as directors and for nominees to fill any vacancies. Pursuant to the Company's Bylaws, this committee will consider nominees recommended by stockholders provided any such recommendation is made in writing and delivered to the Secretary of the Company no later than 30 days prior to the date of the annual meeting at which directors are to be elected and otherwise complies with the bylaws. During 1997, the Nominating Committee met one time.

COMPENSATION OF DIRECTORS

    Directors of the Company are not paid a fee for serving on the Company's Board or committees. During 1997 directors of the Bank received a fee of $3,600 per year, $1,100 for each Bank Board meeting and $700 for each Executive committee meeting attended (except for the Chairman of the Board of the Bank, who receives an additional $200 for each Board meeting attended). Directors may elect to defer all of their fees. The Bank's non-employee directors also receive a $250 fee for each committee meeting attended.

    The Company maintains a retirement plan for directors which provides retirement benefits based upon the director's age at retirement, the director's total number of years of service and average monthly fees received during the last three years of service as a director. Retirement benefits are payable upon retirement, as defined under the Plan, and are payable for fifteen years. In addition to the monthly retirement benefit, upon attainment of age 65, each director and his or her spouse is provided lifetime medical and dental coverage as a supplement to Medicare. In November, 1997, the plan was amended to provide that the full retirement benefit is payable upon attainment of age 65, and the limit on the maximum benefit payable was eliminated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock at March 5, 1998, by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, by each director or nominee, by each executive officer named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.

                                                    AMOUNT AND NATURE
NAME OF INDIVIDUAL AND                                OF BENEFICIAL     PERCENT
NUMBER OF PERSONS IN GROUP                            OWNERSHIP(1)      OF CLASS
--------------------------------------------------  -----------------   --------
5% STOCKHOLDERS
CoVest Bancshares, Inc.
Employee Stock Ownership Plan ("ESOP")
749 Lee Street
Des Plaines, IL 60016                                    444,087(2)      10.2%

Brandes Investment Partners, Inc. ("Brandes")
12750 High Bluff Drive, 4th Floor
San Diego, CA 92130                                      389,469(4)       8.9%

Michael and Frances Halikias
15750 S. Harlem Avenue
Orland Park, IL 60462                                    317,250(3)       7.3%

First Manhattan Co.
437 Madison Avenue
New York, NY 10022                                       241,125(5)       5.5%

DIRECTORS
Donald J. Cameron                                        147,721(6)       3.3%
George T. Drost                                           70,198(7)       1.6%
John A. Flink                                             39,064(8)       *
Larry G. Gillie                                          123,081(9)       2.8%
David M. Miller                                            6,659(10)      *
Gerald T. Niedert                                         56,463(11)      1.3%
David B. Speer                                             2,177          *
Frank A. Svoboda, Jr.                                     94,164(12)      2.1%
Thomas TenHoeve                                           33,669(13)      *

OTHER NAMED EXECUTIVE OFFICERS
Paul A. Larsen                                            24,773(14)      *
Lawrence J. Schmidt                                       19,500(15)      *
Joseph H. Tillotson                                       44,060(15)      1.0%
All directors and executive officers
  as a group (15 persons)                                661,529(16)     14.2%

------------------------

*   Less than one percent.

(1) The information contained in this column is based upon information furnished to the Company by the persons named above and the members of the designated group, except as set forth in the footnotes below. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares. Includes shares held directly, shares allocated to the respective individual under the ESOP, shares obtainable within the next 60 days pursuant to options granted under the Company's 1992 Stock Option and Incentive Plan and the 1996 Stock Option Plan (collectively, the "Stock Option Plans"), shares held in retirement accounts or in a fiduciary capacity and shares held by certain family members, with respect to which shares the listed individuals or group members may be deemed to have shared or sole voting or investment power.

(2) Larry G. Gillie and Paul A. Larsen serve as co-trustees of the ESOP, and are deemed to have shared voting and investment power over shares held by the ESOP. Includes 333,493 shares held in the ESOP but allocated to employees' accounts.

(3) In a Schedule 13G filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), dated March 5, 1995. Mr. and Mrs. Halikias reported shared voting and investment power over all such shares.

(4) In a Schedule 13G filed under the Exchange Act, dated February 10, 1998, Brandes reported sole voting and investment power over all such shares in the capacity of investment adviser.

(5) In a Schedule 13G filed under the Exchange Act, dated February 5, 1997, First Manhattan Co. reported sole voting and dispositive power over 204,405 shares, shared voting and no dispositive power over 17,760 shares and no voting but dispositive power over 36,720 shares. The Schedule 13G indicates First Manhattan Co. holds such shares in its capacity as a registered broker/dealer, investment adviser and partnership.

(6) Includes 64,500 shares subject to options granted under the Stock Option Plan, over which shares Mr. Cameron has no voting and sole investment power, and 39,024 shares held by Mr. Cameron's spouse, as trustee, over which shares Mr. Cameron has no voting or investment power.

(7) Includes 22,500 shares subject to options granted under the Stock Option Plans, over which shares Mr. Drost has no voting and sole investment power, and 19,588 shares held by Mr. Drost's spouse, as trustee, over which shares Mr. Drost has shared voting and no investment power. Includes 900 shares held by the Drost & Kivlahan, Ltd. Profit Sharing Plan over which Mr. Drost has shared voting and investment power.

(8) Includes 4,500 shares subject to options granted under the Stock Option Plans, over which shares Mr. Flink has no voting and sole investment power, and 472 shares held by Mr. Flink's spouse, over which Mr. Flink has no voting or investment power.

(9) Excludes 444,087 shares over which Mr. Gillie is deemed to have voting and/or investment power as a co-trustee of the ESOP. Includes 62,431 shares subject to options granted under the Stock Option Plans, over which shares Mr. Gillie has no voting and sole investment power and 2,089 shares held by Mr. Gillie's spouse and 2,367 shares for which Mr. Gillie serves as trustee, over which shares Mr. Gillie has shared voting and investment power.

(10) Includes 2,250 shares subject to options granted under the Stock Option Plans, over which Mr. Miller has no voting and sole investment power.

(11) Includes 26,235 shares subject to options granted under the Stock Option Plans, over which shares Mr. Niedert has no voting and sole investment power.

(12) Includes 37,725 shares subject to options granted under the Stock Option Plans, over which shares Mr. Svoboda has no voting and sole investment power, and 4,500 shares for which Mr. Svoboda serves as co-trustee and 3,375 shares held by Mr. Svoboda's spouse, over which shares Mr. Svoboda has shared voting and investment power.

(13) Includes 16,460 shares subject to options granted under the Stock Option Plans, over which shares Dr. TenHoeve has no voting and sole investment power, and 13,353 shares held in a trust for benefit of Dr. TenHoeve, over which shares Dr. TenHoeve has no voting or investment power.

(14) Excludes 444,087 shares over which Mr. Larsen is deemed to have voting and/or investment power as a co-trustee of the ESOP. Includes 13,500 shares subject to options granted under the Stock Option Plans, over which shares Mr. Larsen has no voting and sole investment power.

(15) Includes 18,000 shares subject to options granted under the Stock Option Plans to each of Messrs. Schmidt and Tillotson, over which the respective executive officer has no voting and sole investment power.

(16) Excludes 444,087 shares over which Messrs. Gillie and Larsen are deemed to have voting and/or investment power as co-trustees of the ESOP.

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which the shares of Common Stock are traded. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon the Company's review of such forms and, if appropriate, representations made to the Company by any such reporting person concerning whether a Form 5 was required to be filed for the 1997 fiscal year, the Company is not aware that any of its directors and executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during the period commencing January 1, 1997 through December 31, 1997.

VOTING AGREEMENTS

    The trustees of the Company's ESOP are Messrs. Larry G. Gillie, the Company's President and Chief Executive Officer, and Paul A. Larsen, its Senior Vice President and Chief Financial Officer. As co-trustees, Messrs. Gillie and Larsen are deemed to have shared voting power over shares held in the ESOP.

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning the compensation paid or granted to the Company's Chief Executive Officer and to each of the other executive officers of the Company and the Bank whose aggregate salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM COMPENSATION AWARDS
                                                     ANNUAL COMPENSATION
                                        ---------------------------------------------  --------------------------------
            (A)                 (B)         (C)          (D)              (E)               (F)              (G)

                                                                                        RESTRICTED       SECURITIES
                                                                     OTHER ANNUAL          STOCK         UNDERLYING
NAME AND PRINCIPAL POSITION    YEAR     SALARY($)(1)  BONUS($)      COMPENSATION($)      AWARD($)     OPTIONS/SARS (#)
---------------------------  ---------  -----------  -----------  -------------------  -------------  -----------------
Larry G. Gillie, President,       1997   $ 208,846    $     300        $  --             $  --               --
Chief Executive Officer           1996     180,492       15,300           --                --               --
                                  1995     140,529        6,300           --                --              108,000

Paul A. Larsen, Senior Vice       1997   $ 108,885    $     300        $  --             $  --               --
President and Chief
  Financial                       1996      92,170       11,300           --                --               --
Officer(2)                        1995      59,637          300           --                --               54,000

Lawrence J. Schmidt,              1997   $ 106,442    $     300        $  --             $  --            $  --
Senior Vice President(3)          1996      87,500       11,300           --                --               --
                                  1995      77,574       --               --                --               54,000

Joseph H. Tillotson,              1997   $ 106,385    $     300        $  --             $  --               --
Senior Vice President(4)          1996      85,709       11,496           --                --               --
                                  1995      77,574        1,800           --                --               54,000


            (A)                     (H)

                                 ALL OTHER
NAME AND PRINCIPAL POSITION   COMPENSATION($)
---------------------------  -----------------
Larry G. Gillie, President,      $  15,075
Chief Executive Officer             14,287
                                    23,210
Paul A. Larsen, Senior Vice      $  10,203
President and Chief
  Financial                          8,673
Officer(2)                             174
Lawrence J. Schmidt,             $   8,896
Senior Vice President(3)               170
                                    --
Joseph H. Tillotson,             $   9,164
Senior Vice President(4)             8,739
                                    12,864

------------------------------

(1) Includes amounts deferred under the Bank's Profit Sharing Plan.

(2) 1995 information reflects a March 30, 1995 employment date. Amount shown as bonus for 1996 includes the market value of non-restricted shares granted to Mr. Larsen.

(3) 1995 information reflects a November 13, 1995 employment date. Amount shown as bonus for 1996 includes the market value of non-restricted shares granted to Mr. Schmidt.

(4) Amount shown as bonus for 1996 includes the market value of non-restricted shares granted to Mr. Tillotson.

    The following table sets forth certain information concerning the number and value of stock options at December 31, 1997, held by the named executive officer.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                               NUMBER OF
                                                                               SECURITIES                      VALUE OF
                                                                               UNDERLYING                    UNEXERCISED
                                                                              UNEXERCISED                    IN-THE-MONEY
                                                                            OPTIONS/SARS AT                OPTIONS/SARS AT
                                                                               FY-END (#)                     FY-END ($)
                               SHARES ACQUIRED    VALUE REALIZED                  (D)                            (E)
            NAME               ON EXERCISE (#)          ($)         --------------------------------  --------------------------
            (A)                      (B)                (C)          EXERCISABLE   UNEXERCISABLE(1)   EXERCISABLE  UNEXERCISABLE
----------------------------  -----------------  -----------------  -------------  -----------------  -----------  -------------
Larry G. Gillie.............         43,958          $ 540,947           62,431           72,000       $ 604,957     $ 572,400
Paul A. Larsen..............          4,500             36,630           13,500           36,000         107,325       286,200
Lawrence J. Schmidt.........         --                 --               18,000           36,000         143,100       286,200
Joseph H. Tillotson.........         --                 --               18,000           36,000         143,100       286,200

------------------------------

(1) Remaining options become exercisable one-half each on January 1, 1999 and 2001.

EMPLOYMENT AGREEMENTS

    The Company has entered into a one-year employment agreement with Larry G. Gillie. The agreement provides for an annual salary of $180,000, subject to annual increases as determined by the Board of Directors. The employment agreement provides for an automatic extension of one year on each anniversary date, provided there is a satisfactory review of Mr. Gillie's performance. Either the Company or Mr. Gillie may elect not to renew the agreement upon written notice provided at least 90 days prior to the anniversary date.

    The agreement further provides for the continued payment of Mr. Gillie's salary and health benefit coverage for one year in the event employment is terminated without cause. In addition, the agreement provides for an additional payment to Mr. Gillie of approximately three times his annual salary in the event there is a change in control of the Company or the Bank and his employment terminates voluntarily within one year after such change in control or involuntarily within three years after such change in control. Mr. Gillie and his spouse also would receive lifetime health insurance. The agreement further provides that for a period of one year after termination of his employment for any reason, Mr. Gillie will not manage, operate or control any financial institution having an office within 35 miles of any office of the Bank as of the effective date of the agreement.

CHANGE OF CONTROL AGREEMENTS

    In addition to the change of control provisions set forth in Larry Gillie's employment agreement, the Company has entered into a one-year change of control agreement with Messrs. Larsen, Schmidt and Tillotson. The agreements provide for an automatic extension of one year on each anniversary date, provided there is a satisfactory review of the respective officer's performance. The agreements provide for a payment to the respective officer of one year's annual salary in the event there is a change in control of the Company or the Bank and his employment terminates voluntarily or involuntarily within one year after such change in control. In such event, the officer would also be entitled to receive health insurance for one year following his termination date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1997, the members of the Compensation Committee were George T. Drost, John A. Flink, Gerald T. Niedert and Frank A. Svoboda. None of these individuals was an officer or employee of the Company or any of its subsidiaries during 1997, and none of these individuals is a former officer or employee of the Company or any of its subsidiaries.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    THE COMPENSATION COMMITTEE HAS FURNISHED THE FOLLOWING REPORT ON EXECUTIVE COMPENSATION. THE INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY DOCUMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY SHALL NOT BE DEEMED TO INCLUDE THE REPORT UNLESS SUCH REPORT IS SPECIFICALLY STATED TO BE INCORPORATED BY REFERENCE INTO SUCH DOCUMENT.

    COMPENSATION POLICIES. This report describes the Company's compensation policies as endorsed by the Board of Directors and the Compensation Committee and the resulting actions taken by the Company for 1997. Essentially, the executive compensation program of the Company has been designed to:

    - Support a pay-for-performance policy that differentiates compensation amounts based on Company and individual performance;

    - Provide compensation opportunities that are comparable to those offered by other leading companies in the financial services industry, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success; and

    - Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of Common Stock.

    At present, the executive compensation program is comprised of salary and long-term incentive opportunities in the form of stock options, restricted stock and benefits typically offered to executives by major corporations.

    SALARY AND DEFERRED COMPENSATION. The Board of Directors, acting on the recommendation of the Compensation Committee, determines the salary paid to the Chief Executive Officer (the "CEO"). The CEO determines the salaries paid to the other executive officers. In each case, salary increases reflect both individual performance as well as the Bank's financial performance, as measured by its return on assets and profitability. In the case of executive officers, salary increases were granted in amounts ranging from 4.0% to 19.0% based on individual performance, position, tenure, comparative data and the Bank's operating results.

    Mr. Gillie's 1997 salary was based upon an analysis of: (i) the compensation of the chief executive officers of six comparable financial institutions with publicly traded common stock; (ii) financial institutions in the Chicago metropolitan area with similar net asset amounts; and (iii) a commercially available financial institution survey. Mr. Gillie's salary was set at an amount slightly below the middle of the salary range established by this analysis. Fees received for membership on the Board of Directors of the Bank were also considered.

    STOCK AWARDS. The Company's Stock Option Plans and Bank Incentive Plan ("BIP") are designed to align a significant portion of the executive compensation program with stockholder interests. The Stock Option Plans and BIP, each approved by stockholders, permit the granting of stock-based awards. To date, two types of awards have been granted to executive officers and other key employees:

    Stock Options--Rights to purchase shares of Common Stock at the fair market value per share as of the date the option is granted; and

    Restricted Stock--Shares of Common Stock that the recipient cannot sell or otherwise dispose of until the applicable restriction period lapses and that are forfeited if the recipient terminates employment for any reason other than retirement, disability, or death prior to the lapsing of the restriction period (or applicable portion of such period). Vesting periods are established primarily by reference to a recipient's position, tenure and age.

    In granting stock options and restricted stock to executive officers, the Committee takes into account the practices of other financial services companies as verified by external surveys, as well as the executive's level of responsibility and past contributions to the Company.

                                George T. Drost
                                 John A. Flink
                               Gerald T. Niedert
                                Frank A. Svoboda

PERFORMANCE GRAPH

    THE INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY DOCUMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY SHALL NOT BE DEEMED TO INCLUDE THE FOLLOWING PERFORMANCE GRAPH AND RELATED INFORMATION UNLESS THE GRAPH AND THE RELATED INFORMATION ARE SPECIFICALLY STATED TO BE INCORPORATED BY REFERENCE INTO SUCH DOCUMENT.

    The line graph below shows a five year comparison of cumulative total stockholder return on a $100 investment in the Company's Common Stock to the cumulative total return of a broad index of stocks traded on the Nasdaq Stock Market, the Nasdaq Bank Stock Index. The graph also shows the Dow Jones Savings and Loan Industry Index. In 1997 the Bank was converted to a national bank from a federally chartered savings & loan. The Dow Jones Savings and Loan Industry Index has been included for comparative purposes. The graph has been prepared at the Company's request by Research Holdings Limited, San Francisco, California.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                   ASSUMES $100 INVESTED ON DECEMBER 31, 1992

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           COVEST BANCSHARES, INC.   NASDAQ MARKET    NASDAQ BANK STOCK    DOW JONES S&L INDUSTRY
12/31/92                      $100             $100                 $100                      $100
12/31/93                      $125             $115                 $114                      $104
12/31/94                      $115             $112                 $114                       $91
12/31/95                      $143             $159                 $169                      $151
12/31/96                      $178             $195                 $223                      $188
12/31/97                      $261             $240                 $377                      $329

* Total return assumes reinvestment of dividends

                                                                                  CUMULATIVE TOTAL RETURN
                                                        ----------------------------------------------------------------------------
                                                         12/31/92     12/31/93     12/31/94     12/31/95     12/31/96     12/31/97
                                                        -----------  -----------  -----------  -----------  -----------  -----------
CoVest Bancshares, Inc. ..............................   $     100    $     125    $     115    $     143    $     178    $     261
Nasdaq Market.........................................   $     100    $     115    $     112    $     159    $     195    $     240
Nasdaq Bank Stock.....................................   $     100    $     114    $     114    $     169    $     223    $     377
Dow Jones S&L Industry................................   $     100    $     104    $      91    $     151    $     188    $     329

                          TRANSACTIONS WITH MANAGEMENT

    Directors and officers of the Company and the Bank, and their associates, were customers of and had transactions with the Company and the Bank during 1997. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors of the Company has appointed Crowe, Chizek and Company LLP, independent accountants, to be the Company's auditors for the fiscal year ending December 31, 1998, and recommends that the stockholders ratify the appointment. A representative of Crowe, Chizek and Company LLP is expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires. If the appointment of the auditors is not ratified, the matter of the appointment of auditors will be considered by the Board of Directors.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF CROWE, CHIZEK AND COMPANY LLP.

                             STOCKHOLDER PROPOSALS

    Any proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive offices at 749 Lee Street, Des Plaines, Illinois 60016 on or before November 24, 1998, to be considered for inclusion in the Company's Proxy Statement and proxy relating to such meeting.

                                 OTHER MATTERS

    The Board of Directors is not aware of any business to come before the meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the meeting, holders of the proxies will act in accordance with their best judgment.

    The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and/or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Larry G. Gillie
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Des Plaines, Illinois
March 24, 1998

PROXY                        COVEST BANCSHARES, INC.                       PROXY
                  PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS--APRIL 28, 1998

    The undersigned hereby appoints Larry G. Gillie and John A. Flink or either of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of the Stockholders of CoVest Bancshares, Inc., to be held at the Casa Royale Banquets located at 783 Lee Street, Des Plaines, Illinois, on Tuesday, April 28, 1998, at 10:00 a.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting:

   / /     Check here for address change.               / /     Check here if you plan to attend the
                                                                meeting.

           New Address: -------------------------
           ---------------------------------------
           ---------------------------------------

                             (Continued and to be signed on reverse side.)

                            COVEST BANCSHARES, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

   1.      Election of Directors                        2.      To ratify the selection of Crowe,
           Gerald T. Niedert, Thomas TenHoeve                   Chizek & Company LLP as independent
           and David B. Speer                                   auditors for the Company for 1998.

The Board of Directors recommends a vote FOR all proposals.

                                                                THIS PROXY WILL BE VOTED IN ACCORDANCE
                                                                WITH SPECIFICATION MADE. IF NO CHOICES
                                                                ARE INDICATED, THIS PROXY WILL BE VOTED
                                                                FOR ALL PROPOSALS.

                                                                Dated:  -------------------------, 1998
           NOTE: Please sign exactly as your
           name(s) appears. For joint accounts,
           each owner should sign. When signing as
           executor, administrator, attorney,
           trustee or guardian, etc., please give
           your full title.                                     Signature(s)  --------------------------
                                                                --------------------------------------